Exhibit (M)(5)

EXHIBIT A

TO AMENDED AND RESTATED RULE 12B-1 DISTRIBUTION PLAN

(EFFECTIVE JANUARY 23, 2012)

Name of Series and Class

ICON Asia-Pacific Region Fund
Class A
Class C

ICON Bond Fund
Class A
Class C

ICON Fund
Class A
Class C

ICON Risk-Managed Equity Fund
Class A
Class C

ICON Equity Income Fund
Class A
Class C

ICON Europe Fund
Class A
Class C

ICON International Equity Fund
Class A
Class C

ICON Long/Short Fund
Class A
Class C

ICON Consumer Discretionary Fund
Class A
Class C

ICON Consumer Staples Fund
Class A
Class C

ICON Energy Fund
Class A

Class C

ICON Financial Fund
Class A
Class C

ICON Healthcare Fund
Class A
Class C

ICON Industrials Fund
Class A
Class C

ICON Information Technology Fund
Class A
Class C

ICON Materials Fund
Class A
Class C

ICON Utilities Fund
Class A
Class C

Effective JANUARY 23, 2012